Exhibit 10.1

PURCHASE AGREEMENT AND MUTUAL RELEASE


        THIS PURCHASE AGREEMENT AND MUTUAL RELEASE (this "Agreement") is made and entered into as of March 19, 1998, by and among the Estate of Daniel J. Terra (the "Estate"), the Terra Foundation For The Arts (the "Foundation"), an Illinois not-for-profit corporation, James D. Terra ("Terra" and, together with the Estate and the Foundation, the "Terra Parties") and Lawter International, Inc., a Delaware corporation (the "Company").

R E C I T A L S:

        WHEREAS, the Estate is the owner of approximately 11,503,130 shares (the "Shares") of common stock of the Company ("Common Stock"), representing approximately 25.4% of the total number of shares of Common Stock outstanding; and

        WHEREAS, the Estate proposes to sell and the Company proposes to purchase the Shares; and

        WHEREAS, the Board of Directors of the Company, in consultation with legal and financial advisors, has determined that the purchase of the Shares at the negotiated price is in the best interests of the Company and its stockholders; and

        WHEREAS, the executor of the Estate (the "Executor"), in consultation with legal and financial advisors, and the Foundation, which is the remainder beneficiary of the Estate, has determined that the sale of the Shares at the negotiated price is in the best interests of the Estate; and

        WHEREAS, the Company and the Estate are willing to effect the purchase and sale of the Shares on the terms and subject to the conditions hereinafter set forth; and

        WHEREAS, it is a condition to the Company's entering into this Agreement that each of the Terra Parties agrees to certain standstill provisions and releases as set forth herein;

        NOW, THEREFORE, the parties in consideration of the agreements, covenants and conditions set forth herein, agree as follows:


ARTICLE1.

TRANSFERS OF SHARES, PAYMENT AND CLOSING

1.1. Transfer of Shares by the Estate. On the terms and subject to the conditions of this Agreement, at the Closing (as defined herein), in exchange for the Purchase Price referred to in Section 1.2, the Estate shall sell, transfer and deliver to the Company, and the Company shall purchase, acquire and accept from the Estate, the Shares.

1.2. Payment for Shares. The purchase price to be paid by the Company for the Shares (the "Purchase Price") will be $11.375 per share or a total of $130,848,104 for all said Shares. The Purchase Price shall be paid by wire transfer of immediatel y available funds to an account or accounts designated in writing by the Estate. Such designation shall be received by the Company at least 48 hours prior to Closing.

1.3. Closing. The closing of the transaction contemplated by Section 1.1 of this Agreement (the "Closing") shall take place at the offices of Gardner, Carton & Douglas, 321 North Clark Street, Chicago, Illinois, on April 17, 1998 at 10:00 a.m., o r at such date and time as the parties may mutually agree.

1.4.    Deliveries at Closing.

(a) At the Closing, the Estate shall deliver or cause to be delivered to the Company the following:

(i) stock certificates representing the Shares accompanied by stock powers duly executed in blank and otherwise in form acceptable for transfer on the books of the Company (the certificates and powers are referred to herein as the "Share Certific ates"); and

(ii) certified copies of the Letters of Office of Terra, as executor of the Estate.

(b) At the Closing, the Foundation shall deliver or cause to be delivered to the Company the following:

(i) a certificate of the Secretary of the Foundation certifying resolutions of the Board of Directors of the Foundation consenting to this Agreement and the transactions contemplated hereby together with an incumbency and signature certificate re garding the persons signing on behalf of the Foundation.

(c) At the Closing, the Company shall deliver or cause to be delivered to the Estate the following:

(i) a certificate of the Secretary of the Company certifying resolutions of the Board of Directors of the Company approving this Agreement and the transactions contemplated hereby together with an incumbency and signature certificate regarding th e officer or officers signing on behalf of the Company; and

(ii) the amount of $130,848,104, constituting the aggregate Purchase Price, by wire transfer of immediately available funds to a bank account designated by the Estate.


ARTICLE2.

REPRESENTATIONS AND WARRANTIES OF THE ESTATE

        The Estate represents and warrants to the Company as follows:

2.1. Ownership and Delivery of Shares. The Estate is the lawful owner of record of the Shares and the Shares are owned by the Estate, free and clear of any and all pledges, security interests, liens, charges, encumbrances or adverse claims. Ther e are no outstanding options, warrants, calls, subscriptions, agreements or commitments of any character affecting the Shares. The Estate is not a party to any voting trust, proxy or other agreement or understanding with respect to the voting of the Shares. At the Closing, against payment therefor pursuant to Section 1.2 hereof, the Estate shall transfer valid title to the Shares to the Company. Upon payment therefor and delivery thereof at the Closing as provided herein, the Company will own the Shares free and clear of all claims, liens and encumbrances other than those created by the Company. The Estate will vote the shares at the Annual Meeting of Shareholders of the Company currently scheduled for April 23, 1998.

2.2. Authorization of Transaction. The Estate has full power and authority to execute and deliver this Agreement and to perform its obligations hereunder. This Agreement has been duly and validly authorized, executed and delivered by the Estate and constitutes the valid and legally binding obligation of the Estate, enforceable against the Estate in accordance with its terms and conditions. Except for the consent of the Board of Directors of the Foundation, which consent has been obtained, the Estate is not required to give any notice to, make any filing with, or obtain any authorization, consent, or approval of its beneficiaries or of any government or governmental agency in order to consummate the transactions contemplated by this Ag reement other than filing an amendment to its Schedule 13D.

2.3. Noncontravention. Neither the execution and the delivery by the Estate of this Agreement, nor the consummation by the Estate of the transactions contemplated hereby, will (a) violate any constitution, statute, regulation, rule, injunction, j udgment, order, decree, ruling, charge or other restriction of any government, governmental agency, or court to which the Estate is subject, or (b) conflict with, result in a breach of, constitute a default under, result in the acceleration of, creat e in any party the right to accelerate, terminate, modify, or cancel, or require any notice under any agreement, contract, lease, license, instrument, or other arrangement to which the Estate is a party or by which it is bound or to which any of its assets are subject.

2.4. Brokers' Fees. The Estate has no liability or obligation to pay any fees or commissions to any broker, finder, or agent with respect to the transactions contemplated by this Agreement for which the Company could become liable or obligated.

2.5. Litigation. The Estate has no knowledge (as defined below) of any action, suit, proceeding, hearing, or investigation of, in or before any court or quasi-judicial or administrative agency of any federal, state, local, or foreign jurisdiction or before any arbitrator involving the Shares, its ownership or authority with respect to the Shares, or its authority or ability to enter into this Agreement or consummate the transactions contemplated by this Agreement.

2.6. Entire Ownership. Other than (a) the Shares, (b) an aggregate of 1,783,137 shares of Common Stock of the Company owned by Terra, and (c) an aggregate of 1,328,487 shares of Common Stock of the Company owned by the Foundation, neither the Est ate nor any of its Affiliates (as defined below) beneficially owns, directly or indirectly, any securities issued by the Company. Since February 19, 1998, the date of Terra's last amendment to his Schedule 13D, neither the Estate nor any of its Affi liates has (i) directly or indirectly, purchased or sold any shares of the Common Stock or (ii) caused or encouraged any Person (as defined below) to purchase or sell any such shares except as disclosed in its Schedule 13D referred to above.


ARTICLE3.

REPRESENTATIONS AND WARRANTIES OF THE COMPANY

        The Company represents and warrants to the Estate as follows:

3.1. Authorization of Transaction. The Company has full power and authority to execute and deliver this Agreement, to perform its obligations hereunder and has no present intention of amending its Certificate of Incorporation or By-laws between t he date hereof and the earlier of (i) the Closing and (ii) the termination of this Agreement. This Agreement constitutes the valid and legally binding obligation of the Company, enforceable against the Company in accordance with its terms and condit ions. The Company is not required to give any notice to, make any filing with, or obtain any authorization, consent, or approval of its stockholders or of any government or governmental agency or of the New York Stock Exchange (the "NYSE"), in order to consummate the transactions contemplated by this Agreement other than required filings with the SEC.

3.2. Noncontravention. Neither the execution and the delivery by the Company of this Agreement, nor the consummation by the Company of the transactions contemplated hereby, will (a) violate its Certificate of Incorporation or its By-laws, or any constitution, statute, regulation, rule, injunction, judgment, order, decree, ruling, charge, or other restriction of any government, governmental agency, or court to which the Company is subject, or (b) conflict with, result in a breach of, constitu te a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify, or cancel, or require any notice under any agreement, contract, lease, license, instrument, or other arrangement to which the Company i s a party or by which it is bound or to which any of its assets are subject.

3.3. Brokers' Fees. The Company has no liability or obligation to pay any fees or commissions to any broker, finder, or agent with respect to the transactions contemplated by this Agreement for which any of the Terra Parties could become liable o r obligated.

3.4. SEC Reports. Since April 1, 1997, the Company has filed all forms, reports and documents with the SEC required to be filed by it pursuant to the Federal securities laws and the rules and regulations of the SEC (as defined below) thereunder, all of which to the Company's knowledge (as defined below) complied in all material respects with all applicable requirements of the 1933 Act (as defined below) and the 1934 Act (as defined below) and the rules and regulations promulgated thereunder. The above reports of the Company to the SEC are collectively referred to herein as the "Company SEC Reports." None of the Company SEC Reports, including, without limitation, any financial statements or schedules included therein, at the time filed and at the date of Closing, contained or will contain any untrue statement of a material fact or omitted or will omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circum stances under which they were made, not misleading.

3.5. Litigation. The Company has no knowledge of any action, suit, proceeding, hearing, or investigation of, in, or before any court or quasi-judicial or administrative agency of any federal, state, local, or foreign jurisdiction or before any ar bitrator involving its authority or ability to enter into this Agreement or consummate the transactions contemplated by this Agreement.


ARTICLE4.

REPRESENTATIONS AND WARRANTIES OF TERRA AND THE FOUNDATION

 1      Representations and Warranties of Terra.  Terra represents and warrants to the Company as follows:

(a) Authorization of Transaction. Terra has full power and authority to execute and deliver this Agreement and to perform his obligations hereunder. This Agreement constitutes the valid and legally binding obligation of Terra, enforceable again st Terra in accordance with its terms and conditions. Terra is not required to give any notice to, make any filing with, or obtain any authorization, consent, or approval of any government or governmental agency, in order to consummate the transacti ons contemplated by this Agreement.

(b) Noncontravention. Neither the execution and the delivery by Terra of this Agreement, nor the consummation by Terra of the transactions contemplated hereby, will (a) violate any statute, regulation, rule, injunction, judgment, order, decree, ruling, charge, or other restriction of any government, governmental agency, or court to which Terra is subject, or (b) conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify, or cancel, or require any notice under any agreement, contract, lease, license, instrument, or other arrangement to which Terra is a party or by which he is bound or to which any of his assets are subject.

 1      Representations and Warranties of the Foundation.  The Foundation
represents and warrants to the Company as follows:

(a) Authorization of Transaction. The Foundation has full power and authority to execute and deliver this Agreement and to perform its obligations hereunder. This Agreement constitutes the valid and legally binding obligation of the Foundation, enforceable against the Foundation in accordance with its terms and conditions. Except for the consent of the Board of Directors of the Foundation, which consent has been obtained, the Foundation is not required to give any notice to, make any fili ng with, or obtain any authorization, consent, or approval of its trustees or of any government or governmental agency, in order to consummate the transactions contemplated by this Agreement.

(b) Noncontravention. Neither the execution and the delivery by the Foundation of this Agreement, nor the consummation by the Foundation of the transactions contemplated hereby, will (a) violate its Articles of Organization or bylaws, or any con stitution, statute, regulation, rule, injunction, judgment, order, decree, ruling, charge, or other restriction of any government, governmental agency, or court to which the Foundation is subject, or (b) conflict with, result in a breach of, constitu te a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify, or cancel, or require any notice under any agreement, contract, lease, license, instrument, or other arrangement to which the Foundatio n is a party or by which it is bound or to which any of its assets are subject.


ARTICLE5.

STANDSTILL PROVISIONS

5.1 Standstill Provisions. From the date hereof through and including April 17, 1999, each of the Terra Parties, severally and not jointly, agrees that, without the Company's prior written consent, it will not, and will not permit or cause any o f its Affiliates (as defined below) to and will not encourage any of its Affiliates (as defined below) to:

        (a) acquire, announce an intention to acquire, offer or propose to acquire, or agree to acquire, directly or indirectly, by purchase or otherwise, beneficial ownership of any Common Stock of the Company or other securities of the Company (collectively the "Securities") or direct or indirect rights or options to acquire (through purchase, exchange, conversion or otherwise) any Securities;

        (b) make, or in any way participate, directly or indirectly, in any "solicitation" of "proxies" (as such terms are defined in Rule 14a-1 under the 1934 Act) to vote any Securities, seek to encourage or influence any person or entity with respect to the voting of any Securities, initiate or propose any shareholder proposal under Rule 14a-8 under the 1934 Act or induce or attempt to induce any other person to initiate any shareholder proposal;

        (c) make any proposal, whether written or oral, to the Board of Directors of the Company, or to any director, officer or agent of the Company, or make any public announcement or proposal whatsoever, in each case with respect to a merger o r other business combination, sale or transfer of assets, recapitalization, share repurchase, liquidation or other extraordinary corporate transaction with the Company or other transaction which could result in a change of control, or solicit or enco urage any other person to make such statement or proposal;

        (d) form, join or in any way participate in a "group" (within the meaning of Section 13(d)(3) of the 1934 Act) with respect to any Securities; provided, however, that, for purposes of this Article 5, Terra and the Foundation acting togeth er without any other person shall not constitute a "group";

        (e) otherwise act, alone or in concert with others, to seek to exercise any control over the management, Board of Directors or policies of the Company;

        (f) make a public request to the Company (or its directors, officers, shareholders, employees or agents) to amend or waive any provisions of this Agreement, the Certificate of Incorporation or By-Laws of the Company;

        (g) take any action which might require the Company to make a public announcement regarding the possibility of any transaction referred to in paragraph (c) above or similar transaction or, advise, assist or encourage any other persons in connection with the foregoing; or

        (h) disclose publicly any intention, plan or arrangement inconsistent with the foregoing.

        Notwithstanding the foregoing, nothing contained in this Section 5.1 shall restrict or limit Mr. Arthur A. Hartman's ability to continue to act as a director of the Company. Further, if the Closing shall not take place hereunder (other than as a result of a material breach hereof by any of the Terra Parties), then the obligations of the Terra Parties under this Section 5.1 shall be of no further force or effect.


ARTICLE6.

ADJUSTMENTS

6.1. Adjustment on Change of Control. In the event that a Change of Control (as defined below) (i) occurs on or prior to April 17, 1999, and (ii) if as a result of the transaction resulting in such Change of Control any stockholders of the Compan y receive cash of more than $11.375 per share (the purchase price to be paid per share for the Shares at Closing) for their respective shares of Common Stock of the Company, then at the closing of such transaction the Company shall pay to the Estate in cash an amount equal to the product of (x) the difference between the greatest amount per share received by stockholders of the Company in such transaction and the amount of the purchase price to be paid per share for the Shares at Closing times ( y) 11,503,130. In the event that between the date hereof and the date of the consummation of such transaction the Company's stock is subject to any stock split, stock dividend, merger, consolidation, recapitalization, combination or reorganization, an equitable adjustment shall be made to reflect any such event in computing the additional amount to be paid to the Estate pursuant to this provision. In the event the payment in such Change of Control transaction is not made solely in cash, the pa rties shall in good faith negotiate a fair cash equivalent for any non-cash element and failing to reach agreement thereon the same shall be determined through arbitration in Chicago, Illinois, in accordance with the rules of the American Arbitration Association, with the Estate and the Company each selecting one arbitrator and such arbitrators selecting a third arbitrator.
 The decision of such panel of arbitrators shall be final, conclusive and binding on the parties hereto.

6.2. Definition of Change of Control. A "Change of Control" shall occur (a) when the stockholders of the Company approve a definitive agreement or plan (i) to merge or consolidate the Company with or into another Company (other than a merger or c onsolidation which would result in the Voting Stock (as defined below) of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity ) more than fifty percent of the combined voting power of the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation), or (ii) to sell, or otherwise dispose of, all or substantially all of the Company's property and assets, or (iii) to liquidate the Company or (b) if the Company is the subject of a Rule 13e-3 transaction (as defined under the 1934 Act). The term "Voting Stock" means all capital stock of the Company which by its terms may be voted on all matters submitted to stockholders of the Company generally. Without limiting the generality of the foregoing, the transaction contemplated by this Agreement is not a Change of Control.


ARTICLE7.

CONDITIONS PRECEDENT TO OBLIGATION
OF THE COMPANY TO PURCHASE THE SHARES

        Each of the following shall be conditions to the Company's obligations with respect to the Closing:

7.1. Representations and Warranties Correct. The representations and warranties of each of the Estate, Terra and the Foundation made in this Agreement shall be correct in all material respects as of the Closing, with the same force and effect as though such representations and warranties had been made at the Closing.

7.2. Performance of Covenants. Except where specifically provided to the contrary, all the terms, conditions and covenants of this Agreement shall be complied with and performed by each of the Estate, Terra and the Foundation on or before the Clo sing.

7.3. Closing Deliveries. The Company shall have received all of the documents and items specified in Section 1.4 executed by the Estate, the Foundation and the other parties thereto.

7.4. No Injunction. On the date of the Closing, there shall be no effective injunction, writ, preliminary injunction, temporary restraining order or other order of any nature issued by a court of competent jurisdiction directing that the transact ions provided for herein or any of them not be consummated as so provided.

7.5. Market Out. (a) There shall not have occurred any material adverse change in the financial markets in the United States (as defined below), (b) on the date of Closing, trading on the NYSE shall not then be suspended, limited or restricted or minimum or maximum prices for trading shall not then be fixed, or maximum range for prices for securities shall not then be required, by said exchange or by order of the SEC or any other governmental authority, and (c) a banking moratorium shall not have been declared by either Federal or New York authorities. A "material adverse change in the financial markets in the United States" shall mean a more than 20% decline in either the Dow Jones Industrials Average or the Standard & Poor's Index of 500 stocks on a cumulative basis between the close of trading on the date hereof and the close of trading on the last trading day prior to Closing.

7.6. Financing. On or prior to April 9, 1998, the Company shall have entered into agreements providing for borrowings by the Company in the aggregate amount of at least $100,000,000 on terms and conditions reasonably satisfactory to the Company. If the Company has not entered into such agreements on or prior to April 9, 1998, it will so notify the other parties hereto on April 10, 1998 by facsimile transmission. The Estate at its option may then assist the Company in obtaining such financi ng on terms and conditions reasonably satisfactory to the Company.

ARTICLE8.

CONDITIONS PRECEDENT TO OBLIGATION
OF THE ESTATE TO SELL THE SHARES

        Each of the following shall be conditions of the Estate's obligations with respect to the Closing:

8.1. Representations and Warranties Correct. The representations and warranties of the Company made in this Agreement shall be correct in all material respects as of the Closing, with the same force and effect as though such representations and w arranties had been made at the Closing.

8.2. Performance of Covenants. Except where specifically provided to the contrary, all of the terms, conditions and covenants of this Agreement shall be complied with and performed by the Company on or before the Closing.

8.3. Closing Deliveries. The Estate shall have received all of the documents and items specified in Section 1.4 executed by the Company and the other parties thereto.

8.4. No Injunction. On the date of the Closing, there shall be no effective injunction, writ, preliminary injunction, temporary restraining order or other order of any nature issued by a court of competent jurisdiction directing that the transact ions provided for herein or any of them not be consummated as so provided.


ARTICLE9.

TERMINATION

9.1. Termination. This Agreement may be terminated at any time on or prior to the date of the Closing:

(a)     by the mutual consent of the Estate and the Company;

(b) by the Estate or the Company, if the Closing shall not have taken place on or before May 29, 1998;

(c) by the Company, if there shall have been a material breach of any covenant or representation or other agreement of any of the Terra Parties hereunder, and such breach shall not have been remedied within three (3) business days after receipt b y the breaching Terra Party of a notice in writing from the Company specifying the breach and requesting such be remedied; or

(d) by the Estate, if there shall have been a material breach of any covenant or representation or other agreement of the Company hereunder, and such breach shall not have been remedied within three (3) business days after receipt by the Company of notice in writing from the Estate specifying the breach and requesting such be remedied.

9.2.    Effect of Termination.  If this Agreement is terminated pursuant to
Section 9.1, all obligations and agreements of the parties hereunder shall terminate, except that no such termination shall relieve any party from liability for any prior wil lful breach of this Agreement.


ARTICLE10.

MUTUAL RELEASES

10.1. Release and Waiver. Effective upon the Closing, each of the parties hereto, for itself and any subsidiaries, and for each of their respective principals, partners, fiduciaries, affiliates, managers, directors, stockholders, officers, agents and employees and for the predecessors, successors and assigns of each of them (the "Releasing Persons"), does hereby forever and unconditionally release, acquit and discharge each of the other parties hereto, and each of their respective principals, partners, fiduciaries, affiliates, managers, directors, stockholders, officers, agents and employees, and the predecessors, successors and assigns of each of them (collectively the "Released Persons"), with respect to any and all claims, controversi es, causes of action, suits or liabilities of whatever kind or nature, whether known or unknown, whether in law or in equity, which the Releasing Persons had or has against any Released Person for any matter, thing, event or omission which arises dir ectly or indirectly out of the ownership by the Estate of the Shares or any of the transactions contemplated hereby, including without limitation claims which any of the Terra Parties has or believes it may have as a stockholder relating to fiduciary duties of directors or officers, disclosure or similar matters; provided, however, that nothing contained herein shall release any claim with respect to this Agreement.


ARTICLE11.

MISCELLANEOUS

11.1.   Defined Terms.  The following terms shall have the meanings indicated:

        "Affiliates" shall have the meaning specified in Rule 12b-2 under the 1934 Act.

        "Knowledge," (i) when used in respect of the Company shall mean the actual knowledge of its Chief Executive Officer, Chief Operating Officer or Chief Financial Officer, and (ii) when used in respect of the Estate shall mean the actual knowled ge of the Executor.

        "Person" shall have the meaning specified in Section 2(a)(2) of the 1933 Act.

        "SEC" shall mean the U.S. Securities and Exchange Commission.

        "1933 Act" shall mean Securities Act of 1933, as amended.

        "1934 Act" shall mean Securities Exchange Act of 1934, as amended.

11.2. Specific Performance. The parties hereto acknowledge and agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breache d. Accordingly, it is agreed that, in addition to any other remedies which they may have, the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in any court of competent jurisdiction.

11.3. Efforts to Close. Subject to the terms and conditions hereof, the Company and the Estate each agree to use their commercially reasonable efforts to take all action required of them to fulfill their respective obligations under the terms of t his Agreement and to facilitate the consummation of the transactions contemplated hereby.

11.4. Public Disclosure. As soon as practicable following the execution and delivery of this Agreement, the Company shall issue a press release substantially in the form attached hereto as Exhibit A. Thereafter, without the prior written consent of a party, no party shall make a public statement regarding such other party or the transactions contemplated hereby; provided, however, that without such written consent, any party shall be free to make comments to its stockholders and employees an d to financial analysts and the press which are substantially consistent with disclosures in such press release and in prior public disclosures and that each party may make any disclosure required by law or regulation.

11.5. Expenses. Each party to this Agreement shall pay its own costs and expenses (including all legal, accounting, broker, finder and investment banker fees) relating to this Agreement, the negotiations leading up to this Agreement and the transa ctions contemplated by this Agreement.

11.6. Amendment. This Agreement shall not be amended or modified except by a writing duly executed by each of the parties hereto.

11.7. Further Assurances. Each party to this Agreement shall execute all instruments and documents and take all actions as may reasonably be necessary to effectuate this Agreement.

11.8. Entire Agreement. This Agreement, including the other instruments, agreements and documents delivered pursuant to this Agreement, contains all of the terms, conditions and representations and warranties agreed upon by the parties relating to the subject matter of this Agreement and supersedes all prior agreements, negotiations, correspondence, undertakings and communications of the parties, oral or written, respecting such subject matter.

11.9. Headings. The headings contained in this Agreement are intended solely for convenience and shall not affect the rights of the parties to this Agreement.

11.10. Notices. All notices, requests, demands, and other communications hereunder shall be deemed to have been duly given if delivered in person, or by electronic facsimile, or mailed, certified and registered mail with postage prepaid (and, if by electronic facsimile, with acknowledgment or evidence of receipt or with copies mailed, certified or registered mail with postage prepaid):

If to the Company: Lawter International, Inc., One Terra Way, 8601 95th Street, Kenosha, Wisconsin 53142-7716, Attention: Chairman and Chief Executive Officer, Telefax No. 414/947-7328,

        with a copy to: Gardner, Carton & Douglas, 321 North Clark Street, Chicago, Illinois 60610, Attention: Paul H. Dykstra, Esq., Telefax No. 312/644-3381

If to the Estate or James D. Terra: Mr. James D. Terra c/o Jeffrey K. Benham, CPA, 1117 S. Milwaukee Avenue, Suite C-11, Libertyville, Illinois 60048, Telefax No.847/362-5016,

        with a copy to: McBride Baker & Coles, 500 West Madison Street, 40th Floor, Attention: Donald G. Mulack, Esq., Telefax No. 312/993-9350,

If to the Foundation: the Terra Foundation For The Arts, 664 N. Michigan Avenue, Chicago, Illinois, 60611, Attention: Treasurer, Telefax No. 312/664-4749,

     with a copy to Mayer, Brown & Platt, 190 South LaSalle Street, Chicago, Illinois 60603, Attention: Howard M. McCue III, Esq. Telefax No. 312/706-9218.

11.11. Severability. If any provision of this Agreement is held to be unenforceable for any reason, it shall be adjusted rather than voided, if possible, in order to achieve the intent of the parties to this Agreement to the extent possible. In an y event, all other provisions of this Agreement shall be deemed valid and enforceable to the full extent possible.

11.12. Waiver. Waiver of any term or condition of this Agreement by any party shall only be effective if in writing and shall not be construed as a waiver of any subsequent breach or failure of the same term or condition, or a waiver of any other t erm or condition of this Agreement.

11.13. No Third Party Beneficiaries. Nothing in this Agreement shall confer any rights upon any person or entity which is not a party or an assignee of a party to this Agreement.

11.14. Survival of Representations and Warranties. Each and every representation, warranty and agreement of the parties contained herein or in any certificate, schedule or other document delivered before or at the Closing shall survive the Closing.

11.15. Governing Law. This Agreement shall be construed in accordance with the laws of the State of Delaware without regard to conflicts of law principles.

11.16. Attorneys' Fees. Should an action be instituted by any of the parties hereto in any court of law or equity pertaining to the enforcement of any of the provisions of this Agreement, the prevailing party shall be entitled to recover, in additi on to any judgment or decree rendered therein, all court costs and reasonable attorneys' fees and expenses against the party at fault without joint and several liability.

11.17. Construction. Each party to this Agreement and its counsel have reviewed and revised this Agreement. The rule of construction that any ambiguity shall be resolved against the drafting party shall not be employed in the interpretation of thi s Agreement.

11.18. Successors and Assigns; Assignment. All of the terms, covenants and conditions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. No party hereto shall be perm itted to assign its rights under this Agreement except with the written consent of the other party. No assignment or transfer permitted hereunder shall relieve any such assignor or transferor of any of its obligations hereunder and any assignee or t ransferee shall assume in writing all of the undertakings of assignor or transferor under this Agreement.

11.19. Counterparts; Facsimile Signatures. This Agreement may be executed in one or more counterparts, which may be delivered via facsimile transmission.


        IN WITNESS WHEREOF, each of the parties has executed this Agreement, authorized as of the day and year first above written.

LAWTER INTERNATIONAL, INC.


/s/ John P. O'Mahoney
By John P. O'Mahoney
Its Chairman and Chief Executive Officer

TERRA FOUNDATION FOR THE ARTS


/s/ James W. Collins
By: James W. Collins
Its:  Secretary and Treasurer
ESTATE OF DANIEL J. TERRA


/s/ James D. Terra
By James D. Terra
Its Executor




/s/ James D. Terra
JAMES D. TERRA, Individually